UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

IndexIQ Active ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o IndexIQ Advisors LLC
51 Madison Avenue
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-183489

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the fund, a separate series of IndexIQ Active ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 87 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 93 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-183489; 811-22739) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on May 3, 2022:

Fund Name:	EIN

IQ Winslow Large Cap Growth ETF	88-1123341

IQ Winslow Focused Large Cap Growth ETF	88-1133753

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Post-Effective Amendment No. 5 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on February 24, 2017.

2. The Trust’s By-Laws is included as Exhibit 28(b) to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 22, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEXIQ ACTIVE ETF TRUST

May 19, 2022	/s/ Kirk C. Lehneis
	Name:	Kirk C. Lehneis
	Title:	President